UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): April 13, 2009

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 923-9990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                               Regulation FD Disclosure.

On April 13, 2009, the arbitrator (the “Arbitrator”) in the arbitration proceeding (the “Proceeding”) between Xcorporeal, Inc.’s (the “Company”) wholly-owed subsidiary, Xcorporeal Operations, Inc. (“Operations”), and National Quality Care, Inc. (“NQCI”) issued a Partial Final Award (the “Award”), which resolved the remaining issues that were pending for decision in the Proceeding. The Award adopts one of the proposals submitted to the Arbitrator by the Company and provides that the Company and Operations shall have a perpetual exclusive license (the “Perpetual License”) in the Technology (as defined in the Merger Agreement, dated as of September 1, 2006 (the “Merger Agreement”), among the Company, Operations and NQCI and the License Agreement, dated as of September 1, 2006 (the “License Agreement”), between the Company and NQCI) primarily related to the Wearable Artificial Kidney and any other Technology contemplated to be transferred under the Technology Transaction (as defined in the Merger Agreement). Under the terms of the Award, in consideration of the Perpetual License to the Company, NQCI was awarded a royalty of 39% of all net income, ordinary or extraordinary, received by the Company (the “Royalty”) and NQCI is to receive 39% of any shares received in any merger transaction to which the Company or Operations may become a party. NQCI’s interest as licensor under the Perpetual License shall be freely assignable. In addition, the Award provides that the Company shall pay NQCI an amount equal to approximately $1,871,000 in attorneys’ fees and costs previously awarded by the Arbitrator in an order issued on August 13, 2008, that NQCI’s application for interim royalties and expenses is denied and that NQCI is not entitled to recover any additional attorneys’ fees. Finally, the Award also provides that the arbitrator shall retain jurisdiction to supervise specific performance of the terms and obligations of the Award including, but not limited to, any dispute between the parties over the manner of calculation of the Royalty. The Award was issued by the Arbitrator as a result of each party’s request for the Arbitrator to order alternative relief due the parties’ inability to proceed with the Technology Transaction.

The Company intends to seek confirmation of the portions of the Award relating to the grant of the Perpetual License in the Technology to the Company, including the Royalty terms, by commencing a proceeding with respect thereto in Los Angeles Superior Court. NQCI will have the opportunity to object to such confirmation and to appeal the terms of the Award. Subject to the confirmation of the Award by the court, the Company intends to continue to explore various strategic alternatives, which may include the license of certain of the Company’s intellectual property rights as a means to further develop its technologies, among other possible transactions.

In light of the terms of the Award, the Technology Transaction will not occur and the Company will no longer be obligated to issue to NQCI 9,230,000 shares of its common stock (the “Shares”) formerly required pursuant to the terms of the Second Interim Award (the “Second Interim Award”) issued by the Arbitrator on August 4, 2008, and will no longer be required to file a resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), for the Shares.

The foregoing summary of the Award, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Award, which is attached hereto as Exhibit 99.1, the Merger Agreement attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2008, the License Agreement attached as Appendix B to the Company’s Preliminary Proxy Statement on Schedule 14A, Amendment No. 5 filed with the SEC on February 10, 2009 (the “Proxy Statement”) and the Second Interim Award attached as Appendix D to the Proxy Statement, and incorporated herein by reference. Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

Item 9.01                               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Partial Final Award, dated April 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: April 16, 2009	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer